Exhibit 99.1

News Release

Contact: Lauren Coartney
858.513.9240 x11636 Lauren.Coartney@bpiedu.com

Bridgepoint Education Announces Receipt by AU NFP of IRS Determination of Nonprofit Status

Approval supports the business transformation

SAN DIEGO (February 15, 2019) - Bridgepoint Education announced today that AU NFP received determination from the Internal Revenue Service that it is exempt from federal income tax under Internal Revenue Code (IRC) Section 501 (c) (3). This determination is one of the steps needed in the process of separating Ashford University from Bridgepoint Education and converting Ashford University to an independent, self-governed institution. AU NFP is a nonprofit California public benefit corporation.

“This approval represents an important step in Ashford University’s efforts to become an independent, self-governed institution and for Bridgepoint, as we transfer to an education and technology services company that partners with higher education institutions to deliver innovative, personalized learning solutions driven by data,” said Andrew Clark, CEO of Bridgepoint Education, which currently owns Ashford University.
The final conversion and separation is subject to additional approvals.

Forward-Looking Statements
This news release may contain forward-looking statements which are not statements of historical fact and are subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding management's intentions, hopes, beliefs or expectations, and statements regarding the Company's outlook for the remainder of 2019 and beyond. These forward-looking statements are based on current information and expectations and are subject to various risks and uncertainties. The Company's actual performance or results may differ materially from those expressed in or suggested by such statements due to various factors, including without limitation: our ability to convert Ashford University into a nonprofit university; the impact of the proposed merger, conversion, and separation of the Company from its academic institutions to focus on online program management; the success of our marketing, technology and new program development initiatives, the success of our Education Partnership programs, the impact of our ongoing cost-reduction initiatives; our ability to comply with the extensive and continually evolving regulatory framework applicable to the Company and its institutions; adverse administrative, economic, legislative or regulatory changes affecting the Company and its institutions; the imposition of fines or other corrective measures against the Company's institutions; the impact of competition in the postsecondary education market; recruiting costs and tuition rates; reputational and other risks related to potential compliance audits; regulatory or legal actions; negative publicity or service disruptions; and our ability to attract, recruit and retain students or develop new or expanded programs in a timely and cost-effective manner.

Additional information on factors that could cause actual plans implemented and actual results achieved to differ materially from those set forth in the forward-looking statements is included from time to time in the Company's filings with the Securities and Exchange Commission (SEC), including, but not limited to, the Company's Annual

Exhibit 99.1

Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC on February 21, 2018, the Company's quarterly reports on Form 10-Q and the Company's current reports on Form 8-K which are available at www.bridgepointeducation.com. You should not place undue reliance on any forward-looking statements. Forward-looking statements are made on the basis of management's good faith beliefs, expectations and assumptions regarding future events based on information available at the time such statements are made. Forward-looking statements speak only as of the date they are made. The Company assumes no obligation to update or revise any forward-looking statements to reflect actual results or any changes in assumptions, expectations or other factors affecting such forward-looking statements, except to the extent required by applicable securities laws.

About Bridgepoint Education
Bridgepoint Education, Inc. (NYSE: BPI) harnesses the latest technology to reimagine the modern student experience through programs, technologies, and resources representing a unique model for advancing education in the 21st century. Bridgepoint stands for greater access, social learning, and exposure to leading minds. For more information, visit www.bridgepointeducation.com or www.facebook.com/BridgepointEducation.